CONFIDENTIAL TREATMENT REQUESTED UNDER
17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.24b-2.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

PARTIAL ASSIGNMENT OF RIGHTS AND OBLIGATIONS AGREEMENT THAT, IN VIEW OF THE REPRESENTATIONS AND UNDER THE FOLLOWING CLAUSES, IS EXECUTED BY AND BETWEEN: ADMINISTRACION PORTUARIA INTEGRAL DE COATZACOALCOS, S.A. DE C.V. (“API”,) HEREBY REPRESENTED BY GILBERTO ANTONIO RÍOS RUIZ IN HIS CAPACITY AS GENERAL DIRECTOR AND LEGAL REPRESENTATIVE, AND INNOPHOS FOSFATADOS DE MÉXICO, S. DE R.L. DE C.V. (“INNOPHOS”,) THROUGH IRIS MAGDALENA ALVARADO VERGARA, IN HER CAPACITY AS LEGAL REPRESENTATIVE.

RECITALS

1.
On October 15th, 1993, the Federal Government, through the Ministry of Communications and Transports, granted to Troy Industrias, S.A. de C.V. the concession to use and exploit a total surface of ***** square meters of federal zone, with a waterfront of ***** meters, formed by ***** square meters of federal maritime-terrestrial zone, and ***** square meters of federal maritime-terrestrial zone of operation in Laguna de Pajaritos, jurisdiction of the Port of Coatzacoalcos, Veracruz for the construction, operation and exploitation of a port specialized loading terminal for public use, property of the Federal Government, to store and handle liquid and solid products in bulk, with a duration of 20 (twenty) years.

2.
On October 15th, 1996, the Federal Government, through the Ministry of Communications and Transports made an amendment to the Concession, which purpose was to exclude the matter regarding the obligation to carry out the works set forth in the second condition of the original Concession.

3.
Derived from several amendments made in the corporate name of Troy Industrias, S. A. de C.V., by means of the document dated September the 21st of 2004, the latter notified the Ministry of Communications and Transports the change of corporate name and legal system of its current corporate name from “Rhodia Fosfatados de México, S.A. de C.V.”, to that of “Innophos Fosfatados de México, S. de R.L. de C.V.”, as per public instrument number 15,232 dated August 17th of 2004, executed in the presence of Public Notary 122 of Mexico City, Arturo Talavera Autrique, and its registration in the Federal Taxpayers’ Registry under code IFM040817-JA4; therefore, pursuant to official letter 7.3-1511.06 dated April the 26th of 2006, issued by the General Division of Ports of the Office of the General Coordinator of Ports and Merchant Navy, the change of corporate name was approved, being considered “Innophos Fosfatados de México, S. de R.L. de C.V.” as Concessionaire as of that date.

4.
According to the Twentieth Condition of the Concession granted to Innophos Fosfatados de México, S. de R.L. de C.V. in case that the Ministry of Communications and Transports grants to a Mexican business corporation the concession for the integral port administration that includes the Port of Coatzacoalcos, Veracruz, said Ministry shall determine whether the Concessionaire shall execute with the Port Administration a partial rights assignment agreement, which, if applicable, shall substitute this concession, respecting the rights acquired under such title, as well as the terms, conditions and consideration thereof.

5.
Under the Decree published in the Official Gazette on August the 21st of 2008, the ministers of the Ministry of Communications and Transports and of the Ministry of the Environment and Natural Resources, as well as of the General Director of the National Water Commission jointly executed the instrument denominated "Ruling whereby the port premises in Laguna de Pajaritos, Municipality of Coatzacoalcos, in the State of Veracruz are delimited and determined"; in view of such circumstances, the Second Addendum to the Concession Title for the Integral Port Administration of the Port of Coatzacoalcos, granted to API, published in the Official Gazette of the Federation on November the 5th of 2008, the Federal Government, through the SCT, amended, inter alia, the First Condition of said Concession Title to also grant the concession for the Administration of the Port Premises in Laguna de Pajaritos, Veracruz.

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6.

Derived from the concession granted to API to administrate the port premises in Laguna de Pajaritos, Veracruz, pursuant to the Second Addendum to the Concession Title, and under the provisions of the Law of National Waters, Article 3, subsection XLVII, the strip of ten meters of width adjacent to the bank of the currents was established as federal zone; Innophos currently has a strip of ***** meters of width, that corresponds to a total surface of ***** square meters of maritime-terrestrial federal zone; API is only empowered to substitute, under this agreement, the rights acquired by Innophos, only with respect to the ***** meters of the federal zone, equivalent to a surface of ***** square meters, and with respect to the other ***** square meters, these will be regulated subsequently pursuant to a formal consultation to the pertinent authorities so that they may determine the use and exploitation of the remaining surface, this is, the other ***** square meters not included in this instrument and, if applicable, to amend this agreement to adjust it to the determination of the authorities with competent jurisdiction, according to the pertinent agreement.

REPRESENTATIONS

1.	The parties hereby represent:

1.1.    Definitions. It has been agreed that the definitions contained in Article 2 of the Ports Law shall apply to this agreement, unless this agreement ascribes a different meaning to them, where the terms defined hereinbelow shall have the meaning ascribed to them herein, and that such terms shall be used in plural whenever they make joint reference to concepts or persons in question, but this shall not change their meaning.

ASSIGNED AREA: The surface of the maritime and terrestrial zone delimited and specified in the plan attached hereto as EXHIBIT ONE denominated API-COA-P-10-10, whereby “INNOPHOS” is granted the use and exploitation of a total surface of ***** square meters of federal zone, with a waterfront of ***** meters, formed by ***** square meters of lands of public domain, and ***** square meters of area of water, formed by a pier of ***** square meters property of the Federal Government, and ***** square meters of area of water destined to the operation in Laguna de Pajaritos, jurisdiction of the Port of Coatzacoalcos, Ver., for the operation and exploitation of a load-specialized port terminal of public use property of the Federal Government, for the storage and handling of liquid and solid products in bulk. The surface indicated hereinbefore, subject-matter of this instrument, is inside the surface granted in concession to “API” as set forth in the SECOND ADDENDUM TO THE CONCESSION TITLE, indicated in Recital 5 herein.

ASSETS: The goods and equipment permanently affixed to the ASSIGNED AREA which are added and indicated in EXHIBIT TWO.

AUTHORIZATION: The authorization of January the 26th of 2012, issued by the General Customs Administration under official letter 800-02-05-00-00-2012-1039, File 326-01-02-2011-1090 for the entry and exit of merchandises of the national territory through a different place to the place authorized, in force until January the 25th of 2013; which shall be attached as EXHIBIT THREE hereto.

OPERATION COMMITTEE: The operation committee of the PORT, formed according to Article 57 of the Ports Law.

CONSIDERATION: The total amount of money, in Mexican currency, that “INNOPHOS” shall pay to “API” due to the use and exploitation of the ASSIGNED AREA, in the manner and under the terms set forth hereunder.

PERFORMANCE BOND: The suretyship already held by “INNOPHOS” in an amount of *****as guarantee for the concession granted by the Federal Government, which shall be amended to appoint “API” as beneficiary and guarantee to it the performance of the obligations assumed by it under this agreement, in its THIRTY-EIGHT clause.

VAT: The Value Added Tax.

PORT: Port Premises in Laguna de Pajaritos, in Coatzacoalcos, Veracruz.

MASTER PROGRAM: The master program of port development of the PORT mentioned in Article 41 of the Ports Law, with the exhibits and amendments thereto, whereby the establishment, use and exploitation of the ASSIGNED AREA and of the ASSETS that make it up are set forth.

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OPERATING PROGRAM: The operative program that is drafted by “API” on a yearly basis, and which is submitted to the authorization of the MINISTRY pursuant to the CONDITION ELEVEN of the CONCESSION TITLE.

RULES OF OPERATION: The RULES OF OPERATION of the PORT attached as EXHIBIT FOUR hereto, as well as its exhibits and amendments, and the documents that may supplement or substitute them, which purpose is to regulate the construction, exploitation and administration of works, the operation and provision of port services.

MINISTRY: The Ministry of Communications and Transports.

SHCP: The Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público).

EIIR: The Average Equilibrium Interbank Interest Rate published in the Official Gazette of the Federation or the newspapers of major circulation, or the rate that may substitute it, if applicable, on the understanding that, if the EIIR ceases to be published and is not substituted with other indicator, the average rate that the Bank of Mexico offers for the fixed-income instrument with the highest return shall be used for all purposes of this instrument.

CONCESSION TITLE: The Concession Title granted by the Federal Government to “API”, through the MINISTRY, for the integral administration of the PORT, published in the Official Gazette of the Federation on November the 21st of 1994, as well as the exhibits and amendments thereto, included in the Second Addendum to the Concession Title. The purpose of the concession is to use and exploit the assets of public domain of the Federation that include the port premises of Coatzacoalcos, Veracruz, the construction of works, terminals, navies and port facilities, as well as the provision of port services. EXHIBIT FIVE

FIRST ADDENDUM TO THE CONCESSION TITLE: Under instrument dated June the 18th of 1999, published in the Official Gazette of the Federation on July the 15th of 1999, the Concession Title mentioned in recital I was amended for the first time, in order to include the “THIRTY-TWO Bis condition, denominated Performance Bond”, consisting in the obligation incumbent upon “THE CONCESSIONAIRE” TO EVIDENCE TO “the ministry” the contracting of a bond that allows guaranteeing the performance of the conditions set forth in the Concession Title.

SECOND ADDENDUM TO THE CONCESSION TITLE: Granted by the Federal Government to “API”, through the MINISTRY for the Administration of the Port Premises in Laguna de Pajaritos, Veracruz , that comprises a surface of ***** Hectares, formed by ***** Hectares, of lands of public domain of the Federation, and ***** Hectares, water, which are detailed in the plan denominated RP-PAJARITOS-2003-01”; which is attached hereto as EXHIBIT SIX.

SERVICES: They comprise the provision of services to load, unload, store and handle liquid and solid products in bulk within the area granted in concession, which shall be fixed observing the Ports Law and the regulations thereto, and the rules of operation of the port.

1.2.    Binding force of the EXHIBITS. The parties agree that all the exhibits attached hereto or which shall be attached in the future shall form an integral part hereof and thus, the contents thereof shall legally bind them.

2. The representative of “API” hereby represents that:

2.1     Capacity. To be a variable-capital business corporation incorporated under the laws of the Mexican Republic pursuant to public instrument number 31,165, dated July the 25th of 1994, executed in the presence of notary public number 153, Jorge A. Sánchez Cordero Ávila, of Mexico City, Federal District, which first notarial certified copy was registered in the Public Registry of Property and Commerce on September the 2nd of 1994, under folio 1,054, tome III, which copy is attached hereto as EXHIBIT SEVEN.

2.2.     Corporate Purpose. Its corporate purpose includes the integral port administration through the exercise of the rights and obligations derived from the CONCESSION TITLE, the construction of works and port facilities, and the provision of port services, as well as the administration of the ASSETS that make up the zone of development of the Port of Coatzacoalcos.

2.3.     Agreements with Third Parties. Pursuant to the twenty-first condition of the CONCESSION TITLE, “API” may operate port facilities and provide port services and similar services either by itself or through third parties under

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the execution of agreements that satisfy the requirements set forth in the Ports Law and the Regulations thereto, and in the RULES OF OPERATION.

2.4.     Award of Agreement. Based on the Fourth Transitory Article of the Ports Law, Fourth Condition of the CONCESSION TITLE of API; Third Article of the Ruling whereby the Third Article of the Ruling whereby the Port Premises of Laguna de Pajaritos, Veracruz are delimited and determined, published in the Official Gazette of the Federation on August the 21st of 2008; the sixth Condition of the Second Addendum to the Concession Title for the Integral Port Administration of the Port of Coatzacoalcos to API published in the Official Gazette of the Federation on November the 5th of 2008, and the Condition TWENTY-ONE of the CONCESSION TITLE “API”, TWENTY-THIRD, subsection I, this agreement is awarded to “INNOPHOS” for the establishment, use and exploitation of the ASSIGNED AREA and the ASSETS that make it up, due to the substitution of the Concession indicated in recital 1 in favor of the current Concessionaire, under this partial assignment of rights and obligations agreement, according to the provisions of the TWENTIETH condition of said certificate.

2.5.    Joint and Several Performance Obligation. Under the TWENTY-SEVEN CONDITION of the cited concession, it is indicated that in the agreements for the provision of services or of a partial assignment of rights and obligations that may be executed by “API”, it shall be established that the accepting parties, by the mere fact of executing the agreement, shall have a joint and several obligation with the Federal Government regarding the performance of the obligations derived thereunder, and those set forth in the CONCESSION TITLE related to them.

2. 6.    Representation. As evidenced with public instrument number 97,738 executed in the presence of Notary Public Arturo Sobrino Franco of Notary’s Office Number 49 of the Federal District, which first notarial certified copy was registered in the Public Registry of Commerce under folio 362 of Book 1, on May the 31st of 2002, which copy is attached as EXHIBIT EIGHT, its representative holds the powers for acts of administration and ownership, as well as the express authorization from the board of directors of API to execute this agreement, granted to him in the Thirty-third Meeting of the Board of Directors held on April the 19th of 2002. Such powers and authorization have not been revoked or amended whatsoever, and are attached hereto as EXHIBIT EIGHT.

2.7.     Domicile. It has its domicile inside the Recinto Fiscal s/n, colonia Centro, en Coatzacoalcos, Veracruz, C.P. 96400.

3.    The representative of “INNOPHOS” hereby represents that:

3.1    Capacity. According to public instrument number 15,232 dated August the 17th of 2004, executed in the presence of Notary Public 122 of Mexico City, Arturo Talavera Autrique, and its registration in the Federal Taxpayers’ Registry under code IFM040817-JA4; a change of corporate name and legal system was carried out from that of Rhodia Fosfatados de México, S.A. de C.V. to that of Innophos Fosfatados de México, S. de R.L. de C.V., currently “INNOPHOS”, registered in the Public Registry of Commerce of Mexico City under commercial folio 103384 on November the 15th of 2004. EXHIBIT NINE

3.2    Knowledge of Documental Information. It has full knowledge of the scope and terms concerning the ASSIGNED AREA, the ASSETS and the information regarding the PORT in relation to it, and specifically, of the CONCESSION TITLE, the SECOND ADDENDUM TO THE CONCESSION TITLE, of the MASTER PROGRAM and of the OPERATIVE PROGRAM of “API”, as well as on the RULES OF OPERATION, the Ports Law and the regulations thereto, the Maritime Navigation and Commerce Law and the regulations thereto, as well as the legal, regulating, normative and administrative applicable provisions in force, whether of national or international nature.

3.3.    Capacity. It has all the human, technical, material, administrative, financial and operating elements required to comply, accurately and promptly, with the obligations set forth in (i) this agreement; (ii) the CONCESSION TITLE and in the SECOND ADDENDUM; (iii) the Port’s Law and the Regulations thereto; (iv) the Maritime Navigation and Commerce Law and the Regulations thereto; (v) as well as all the legal, regulating, normative and administrative applicable provisions in force, whether of national or international nature.

3.4.    Representation. Iris Magdalena Alvarado Vergara is the legal representative of “INNOPHOS” as evidenced under public instrument number 23,178 dated December the 5th of 2007, executed in the presence of Arturo Talavera Autrique, Notary Public number 122 of the Federal District, and registered within the Mexico City Commercial and Property Registrar under Commercial File number 103,384, dated January 21, 2008, whereby she was granted the

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powers to execute this agreement, which have not been revoked or amended whatsoever, and are sufficient to execute this agreement, and which are attached hereto as EXHIBIT TWELVE.

3.5.    Domicile. Its domicile, for purposes of this agreement, is located in Domicilio Conocido S/N, Complejo Industrial Pajaritos, Coatzacoalcos, Veracruz, C.P. 96384.

By virtue of the preceding representations, and pursuant to the provisions of Articles 2°, 10, 20, 30, second paragraph, 40 subsection IV, 51, 55, and 56 of the Ports Law, 35 and 38 of the Regulations of the Ports Law, the applicable regulations and the twenty-first condition of the concession certificate, the parties hereto agree to execute this agreement for the establishment, use and exploitation of the ASSIGNED AREA and the ASSETS that make it up, as defined in the Ports Law and the regulations thereto, the Maritime Navigation and Commerce Law and the regulations thereto, as well as in the legal, regulating, normative and administrative applicable provisions in force, whether of national or international nature, in this agreement and in the RULES OF OPERATION, which shall be subject to the following:

SECTIONS

l. Purpose of the Agreement.

ONE. Assignment of Rights and Obligations. “API” assigns to “INNOPHOS”, free from any encumbrances and without any limitation whatsoever concerning their exercise, the rights and obligations that, with respect to the ASSIGNED AREA, derive from the CONCESSION TITLE and from the SECOND ADDENDUM TO THE CONCESSION TITLE. Consequently, “INNOPHOS” may use and exploit the ASSIGNED AREA for the construction, use and exploitation of infrastructure for the operation and exploitation of a load port terminal of public use, property of the Federal Government, to store and handle liquid and solid products in bulk.

This assignment does not empower “INNOPHOS” to use symbols, logotypes, trademarks or trade names of "API", or to obtain any kind of benefit from its intellectual property rights.

TWO. Bonded Facility. “INNOPHOS” has the AUTHORIZATION to introduce into the national territory and to dispatch from it any merchandise that, due to its nature or volume, cannot be introduced or removed from the country and be dispatched in the authorized place.

THREE. Acceptance of Assignment and Assumption of Joint and Several Obligations. “INNOPHOS” accepts, under the terms and conditions set forth hereunder, the assignment made in its favor, and assumes, as its own, with respect to that which may apply to it, the obligations set forth in the CONCESSION TITLE and in the SECOND ADDENDUM, as well as any others that may be established by reason of any amendments or additions thereto.

Pursuant to the provisions of Article 56 of the Ports Law and the CONDITION TWENTY-SEVEN of the CONCESSION TITLE, “INNOPHOS” hereby acts as joint and several obligor in dealing with “API” and with the Federal Government regarding the performance of the obligations hereunder and those set forth in the CONCESSION TITLE and the SECOND ADDENDUM TO THE CONCESSION TITLE.

II. ASSIGNED AREA

FOUR. Characteristics of the Assignment. The assignment agreed upon hereunder does not generate any rights on specific properties in favor of "INNOPHOS", or any temporary or permanent possessory action on the assets subject-matter of such assignment.

“INNOPHOS” may not assign, in whole or in part, the rights and obligations derived hereunder, except when “API” expressly authorizes so in writing, nor shall grant agencies or carry out acts of any nature that imply the transfer of control of the ASSIGNED AREA in favor of third parties, whether directly, indirectly or in incidental manner.

“INNOPHOS” may assign or encumber the collection rights or other pecuniary rights regarding which it is the titleholder hereunder to any financial entity with which it has any relationship, prior written authorization from the MINISTRY and “API”.

The authorization of assignment indicated in the second paragraph of this clause shall only be granted if this agreement has been in force for a term no less than five years, provided the new ASSIGNEE satisfies the same requirements that were considered in its award and obtains the prior approval from “API”.

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FIVE. Other Operation Agreements. “API”, when it deems so advisable, and in order to establish a free and fair competition, may execute agreements for the operation of other port terminals and premises inside the port premises granted in concession to “API” without affecting the areas assigned hereunder.

SIX. Establishment of Encumbrances. With the limitations set forth in Article 31 of the Ports Law and in the seventh condition of the CONCESSION TITLE, and prior authorization from “API”, the assets built by “INNOPHOS" may be reserved for the encumbrances that "INNOPHOS" may establish in favor of third parties that are not foreign governments or states. The effectiveness of the encumbrances may not exceed the last fifth part of the original term of duration of this agreement, or of the extension hereof, or the year prior to its conclusion.

In order to obtain the authorization mentioned herein, “INNOPHOS” binds itself, in dealing with “API” so that, in case the registration is revoked, or if this agreement is rescinded or terminated earlier, it shall return the ASSIGNED AREA with the assets and all those works and buildings permanently affixed to the assets of public domain of the Federation and, thus, it shall obtain the release of the encumbrance thereof.

In the case set forth in this clause, if "INNOPHOS" is declared in bankruptcy, or if an adjudication or auction takes place, the purchaser of the assets and rights subject-matter of the specific performance shall not assume the capacity as assignee or operator, but shall have the right that its credit be paid with the benefits that correspond to the entity which property has been attached and/or sold off and may, as long as its credit is not covered, verify the amounts of the income and expenditure of the provisional administrator or receiver of the ASSIGNED AREA, until the insolvent party is liquidated.

SEVEN. Assets and equipment destined to the ASSIGNED AREA. “INNOPHOS” shall destine to the service of the ASSIGNED AREA the assets and equipment indicated in EXHIBIT TWO.

EIGHT. Restrictions of use. The parties agree that the ASSIGNED AREA, as well as the ASSETS and equipment affixed therein, shall be destined solely to the subject-matter of the agreement, set forth in the first clause of such agreement. The infringement of this clause by "INNOPHOS" shall be enough for it to be accountable for the damages and lost profits that could be caused.

III.	Operation of the ASSIGNED AREA.

NINE. Manner and Quality of the Operation. As consequence of the partial assignment of the rights subject-matter hereunder, “INNOPHOS” shall carry out the operation of the ASSIGNED AREA in the manner and terms set forth herein, and its activities shall conform to the RULES OF OPERATION.

“INNOPHOS” binds itself to operate the ASSIGNED AREA in manner so that the productivity indexes specified in the OPERATING PROGRAM that “API” shall draft on a yearly basis may be reached. “INNOPHOS” shall endeavor, to the extent feasible, that the efficiency of the operation of the ASSIGNED AREA corresponds, as far as it is concerned, to the objectives set forth in the MASTER PROGRAM and in the OPERATING PROGRAM.

TEN. Technical and Operating Support of “INNOPHOS”. “INNOPHOS” binds itself to implement each and every one of the technical, economic, human, administrative, operating, technology transfer and technical assistance services required to comply with the obligations that, in its capacity as operator of the ASSIGNED AREA, it has or may have during the effectiveness of this agreement.

In case “INNOPHOS” binds to cover to third parties any consideration due to the services mentioned in the preceding paragraph, the lack of payment thereof shall not exempt “INNOPHOS” from the obligations assumed hereunder.

ELEVEN. Exploitation and Use of Common Areas. Unless otherwise stipulated, and duly notified in advance to “API”, “INNOPHOS” is strictly prohibited from invading any surfaces unrelated to the ASSIGNED AREA, particularly those of common use, which shall only be used by it, as well as all by other assignees, operators and holders of permits, under the terms of the RULES OF OPERATION.

“API” shall give notice to “INNOPHOS” of any obstruction, and may immediately remove the objects that obstruct these areas, and the expenses derived from the removal thereof and, if applicable, their deposit and storage, shall be charged to "INNOPHOS".

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TWELVE. Modification of Common Areas. When, due to the needs of the PORT, the MASTER PROGRAM is amended with respect to the common areas and the foregoing affects the operation of the ASSIGNED AREA and the assets affixed therein, “API” shall not indemnify “INNOPHOS” the damages and lost profits that it may experience, and which it evidences in conclusive manner. However, “API” shall attempt to adopt the actions required so as not to affect the operation of the ASSIGNED AREA.

THIRTEEN. Promotion, Training and Education. Regarding the Promotion, “API” and “INNOPHOS” shall promote the ASSIGNED AREA and the PORT in national and international spheres, and the former shall promote, if applicable, a fair competition with the different assignees, operators, concessionaires, holders of permits and service providers acting therein.

FOURTEEN. Access to the ASSIGNED AREA and Use of ASSETS. “INNOPHOS” shall establish the procedures tending to guarantee that the access to the ASSIGNED AREA, as well as the use of the ASSETS, conform to the provisions of this agreement, its exhibits and, regarding that which may be compatible, to the provisions of the RULES OF OPERATION, the Ports Law and the regulations thereto, the Maritime Navigation and Commerce Law and the regulations thereto, as well as to the applicable legal, regulating, normative, administrative provisions in force, whether of national or international nature.

Likewise, “INNOPHOS” binds itself to allow within the ASSIGNED AREA the transit and development of activities to those persons duly entitled to do so by "API", prior notice that the latter may give to the "ASSIGNEE"; provided, however, the activities of "INNOPHOS" are not obstructed.

FIFTEEN Fees. The fees charged by “INNOPHOS” upon providing services to the public shall be fixed in such a manner that they are competitive both in the national and international spheres, and shall not exceed the maximum amounts that, if applicable, may be established under the basis of the regulation of fees issued by the Ministry.

IV.	Investments and Works.

SIXTEEN. Investments. “INNOPHOS” binds itself to comply with the amounts, terms and conditions set forth in the investment program that, if applicable, it shall report to “API” if necessary, under the terms of this agreement; as well as to comply with the commitments of efficiency and productivity mentioned in this instrument.

SEVENTEEN. Works in General. The works mentioned in the preceding clauses and any other works executed by “INNOPHOS” shall be carried out exclusively within the perimeter of the ASSIGNED AREA. For any substantial construction or modification, the consent from “API” shall be required, and in the cases of Article 9° of the Regulations of the Ports Law, the technical authorization from the MINISTRY.

“API” shall grant, if applicable, its consent for the construction or modification based on a technical opinion that, by request of “INNOPHOS” and at its expense, is issued by a professional authorized by the MINISTRY; and, if such works or modifications imply relevant changes in the MASTER PROGRAM or in the documents that amend it, they shall observe a detailed design that “INNOPHOS”, through “API”, shall previously submit to the approval of the MINISTRY, under the terms of the TWELFTH CONDITION of the CONCESSION TITLE.

Any works carried out under this agreement shall be carried out at the expense and risk of "INNOPHOS", and the approval of the detailed design, if applicable, or the contents of the certificate of conclusion of work, shall not imply any liability for "API" due to defects or vices in the design, structural calculations or construction, or due to any other cause.

If the constructions do not conform to the technical opinion and the detailed design due to causes directly attributable to “INNOPHOS”, “API” may decide to demolish them, at the expense of “INNOPHOS” and, if applicable, to redo or correct them, notwithstanding that “INNOPHOS” shall be liable to pay the contractual penalties agreed upon hereunder and that shall be bound, also, to hold “API” harmless from and against all claims made due to any works that may be carried out.

EIGHTEEN. Projects. “API” binds itself to comply with the minimum investment projects and works set forth in the MASTER PROGRAM, and related to the operation of the ASSIGNED AREA; provided, however, the budget has been authorized by the SHCP.

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In order to carry out the works indicated in this clause, as well as to execute any other works set forth in the MASTER PROGRAM, “INNOPHOS” shall authorize the access to the ASSIGNED AREA to persons, vehicles, vessels, naval artifacts, equipment and materials that “API” or the pertinent contractor may establish, on the understanding that either one shall be bound not to prevent, damage or hinder the good operation of the ASSIGNED AREA, the ASSETS that make it up or the operations and integrity of “INNOPHOS”.

The parties expressly agree that in any event of inspection and/or verification, “INNOPHOS” shall have the right to be present through the person or persons appointed for such purposes and who have been duly authorized; to this end, “API” shall coordinate with them.

V.	Preservation, Maintenance, Safety and Protection.

NINETEEN. Preservation and Maintenance by “INNOPHOS”. “INNOPHOS” shall preserve and maintain the ASSIGNED AREA and other constructions built therein and those that it may carry out in proper conditions of operation; to this end, it shall carry out, at its expense, the preservation, maintenance, operational, repair and modernization works set forth in the general program of annual maintenance of the PORT, as well as any other ones required by the ASSETS, the premises and the works executed or to be executed by “INNOPHOS”, the equipment, infrastructure, superstructure and other elements of the ASSIGNED AREA.

TWENTY. Annual Updating of the Maintenance Report. For the purposes indicated in the preceding clause, and notwithstanding the general maintenance program indicated hereinbefore, “INNOPHOS” binds itself to issue a maintenance report of the ASSIGNED AREA, specifying each and every one of the activities carried out. The maintenance report shall be drafted and submitted on a yearly basis by "INNOPHOS" in the month of January of the immediately preceding year in which it was applied, on the understanding that "API" may issue its opinion and, in absence thereof, the report shall be deemed as accepted.

TWENTY-ONE. Preservation and Maintenance by “API”. “API” binds itself to carry out the preservation and maintenance works of the common areas, as well as of the roads inside the port premises granted in concession, navigation channel and maneuver dock.

TWENTY-TWO. Conservation of the Environment. In the execution of any acts, whether related or not with this agreement, “INNOPHOS” shall comply with the legal, regulating and administrative provisions in force in matters of ecologic balance and environmental protection, as well as with the international treaties and conventions executed and ratified by Mexico that may apply, and binds itself to comply with the terms and conditions set forth thereunder.

“INNOPHOS” binds itself NOT TO spill over the sea or in the navigation channels of the port or common areas, any substances, materials or garbage derived from its activities.

“INNOPHOS” binds itself to obtain the environment registrations of each and every one of its activities; the foregoing, so that “API” or any other environmental authority may verify them at any moment.

“INNOPHOS” binds itself henceforth to comply with the recommendations, and with the preventive and corrective measures that “API” may indicate to it in writing regarding the ASSIGNED AREA, on the understanding that, once that “INNOPHOS” has such recommendations or measures, it shall have two calendar months to express to “API” any objection; otherwise, it shall be understood that it has accepted them pursuant to all of its terms.

If the parties do not reach an agreement on the recommendations and the measures to conserve the environment and the prevention of pollution to be adopted by "INNOPHOS" in the ASSIGNED AREA, the parties henceforth agree the submit the matter to the pertinent environmental authorities, and shall submit themselves to the legislation that applies to the topic.

“INNOPHOS” directly assumes the liabilities derived from the damages that may be caused in matters of ecology and environmental protection as of the date when this agreement becomes effective due to any cause that may be attributable to it, or due to its activities, without prejudice to those that, if applicable, would have been caused prior to its execution by reason of activities carried out by “INNOPHOS” inside the ASSIGNED AREA.

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TWENTY-THREE. Security measures for which “INNOPHOS” is responsible. “INNOPHOS” must adopt measures aimed at ensuring the security and protection of port facilities, of the ships docked within the ASSIGNED AREA; and in general, persons and ASSETS, for which it shall take charge of matters including but not limited to those listed as follows:

I.
Take care to ensure that the maneuvers, work, projects and activities in the ASSIGNED AREA are carried out in such a way that they do not obstruct common grounds and do not affect proper operations of THE PORT;

II.
Take the steps necessary to prevent the presence of persons not involved in the construction and operations of the ASSIGNED AREA; and in general, exercise supervision of this area with the utmost responsibility;

III.
Cease from storing flammable, explosive or hazardous substances in the ASSIGNED AREA or from allowing access to ships transporting them unless they correspond to the nature of the ASSIGNED AREA or to the fundamental activity of “INNOPHOS” or of its customers;

IV.	Establish mooring conditions that guarantee the security of ships;

V.
Install, in easily accessible sites, fire-protection equipment and systems; monitor that they function properly and that they are available for immediate use; and train the persons who must operate this equipment and systems;

VI.
Have in place a planned program in the event of accidents or emergencies within the ASSIGNED AREA, which must be adapted to the civil protection program of the PORT contained in its OPERATING RULES. This program must be updated on an annual basis during the term of this instrument and submitted for review during the first fifteen days of February of each year;

VII.
Guarantee free access through federal land or waterways within the ASSIGNED AREA for purposes of which it must establish specific access points, in the understanding that “API” may determine those deemed necessary;

VIII.	Preserve the ASSIGNED AREA in optimum conditions of cleanliness and hygiene and adhere to applicable legal, regulatory, statutory and administrative provisions currently in effect;

IX.
Initiate proceedings and secure from authorities with jurisdiction the authorizations requred to discharge waste waters; as well as the projects and facilities required in order for them to be discharged into the municipal sewage system or any other ideal method to prevent pollution of federal waterways;

X.	Fail to permit or tolerate in the ASSIGNED AREA the establishment of night spots and the practice of activities that go against good morals and customs;

XI.	Report to “API” any changes undergone in the ASSIGNED AREA, of a natural or artificial nature, as soon as “INNOPHOS” becomes aware of them;

XII.
Adhere to regulations in the sphere of the environmental impact and ecological balance issued by authorities with jurisdiction for the construction and operation of the ASSIGNED AREA and of the ASSETS and equipment affected;

XIII.
Take care to ensure that the ASSIGNED AREA as well as the ASSETS affected are maintained in optimum security conditions, pursuant to the applicable legal, regulatory, statutory and administrative provisions currently in effect;

XIV.
Verify that proper authorizations have been secured for handling and storage of flammable, explosive or hazardous substances; that security and protection standards are strictly complied with, as provided for in the International Ship and Port Security (ISPS) Code and in the Port Facilities Protection Plan set forth in the OPERATING RULES; or any others put in place by authorities with jurisdiction; as well as rules for arrangement and handling of hazardous merchandise published by the International Maritime Organization and Mexican Official Standards;

XV.	Comply with the audits required by the ISPS Code (Ship and Port Security Code);

XVI.	Comply with the other obligations set forth in the applicable legal, regulatory, statutory and administrative provisions currently in effect; this agreement and “API”;

XVII.
Take the steps necessary to prevent the presence of persons not involved in operations, and in general, exercise supervision of these operations with the utmost of responsibility, and/or work in coordination with personnel rendering supervisory services to “API”. For this purpose it must have a Port Facilities Protection Officer (OPIP).

XVIII.
Follow the security and protection recommendations established by “API”; and provide any documents required for compliance with the provisions set forth in the ISPS Code and in its Port Facilities Protection Plan (PPIP), whenever this is requested.

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TWENTY-FOUR. Security measures for which “API” is responsible. “API” agrees to adopt the security and protection measures necessary at the concessioned port facility, in the navigration channels and in the dockyards; as well as to set up and maintain the common maritime signals at the port.

VI.	Responsibilities.

TWENTY-FIVE. Responsibility of “INNOPHOS”. With the exception of an act of God or force majeure, “INNOPHOS” will be held liable for damages as a result of construction of projects, operations and use of the ASSIGNED AREA caused to “API” or to any third party, to assets of the public domain of the Federation or any others that may occur.

For its part, “API” must guarantee compliance with the OPERATING RULES by third parties with respect to the use of the common areas of the concessioned Port Facility.

TWENTY-SIX. Insurance. Upon signing of this agreement, “INNOPHOS” agrees to ensure during the term of this agreement that all the infrastructure within the ASSIGNED AREA has full-coverage insurance covering the ASSIGNED AREA as well as the ASSETS and equipment, infrastructure, superstructure and other elements of same against fire, explosions, collisions, weather phenomena and earthquakes. “INNOPHOS” will deliver a certificate of this insurance in the name of “API”, listing the coverage with respect to the damages caused to “API” or to the ASSIGNED AREA; and will deliver a copy of the respective policies or letter from the insurance company confirming the policies have been taken out. The insured sums shall be those determined by a study conducted by the insurance company on account and expense of “INNOPHOS”.

“INNOPHOS” must also take out a civil liability insurance policy covering damages that may be caused to third parties’ assets or persons during the course of rendering its SERVICES or carrying out projects. The specific features and mínimum amounts covered by this insurance policy shall be determined under the same terms as the insurance policy referred to in the preceding paragraph.

TWENTY-SEVEN. Compliance with regard to insurance policies. The insurance policies mentioned in the preceding article must be kept up to date for the duration of this agreement. “INNOPHOS” agrees to certify to “API” that the respective policy or renewal has been made and to deliver to it a copy of the respective policies immediately following the expiration of each annual term, depending on the case.

In the event of a breach of these terms by “INNOPHOS”, “API” shall be entitled, at its complete discretion, to take out the insurance policies involved, either directly or on account and order of “INNOPHOS”; but in any event, INNOPHOS is obliged to pay “API”, within the next twenty-four hours following a summons issued in writing and with no need for a court ruling, any amount that the latter may have had to incur for taking out the insurance policies or payment of premiums or deductibles, plus the overdue interest covenanted in Article THIRTY.

TWENTY-EIGHT. Reciprocal responsibilities. In general, “INNOPHOS” agrees to hold “API” harmless for any liability imputable to the former for which it might attempt to hold the latter accountable; and “API” assumes the same obligation with “INNOPHOS” for cases in which roles are reversed.

The responsibilities referred to in the preceding paragraph, as well as any others stipulated in this agreement, shall not be enforceable if they arise as a consequence of an act of God or force majeure, unless it has been covenanted otherwise.

In the event any authority with jurisdiction were to impose penalties on either party for causes imputable to the other, the latter will be obliged to reimburse the former for the amount of same, with the interest stipulated in Article THIRTY; without detriment to the obligation to pay liquidated damages or, in such case, the respective damages and lost profits.

VII.	Economic obligations

TWENTY-NINE. Consideration for assignment of rights. In accordance with the provisions of Article 37 of the Ports Law, condition number TWENTY, second paragraph of the original concession, which in this agreement is subrogated to “INNOPHOS”, the latter shall pay “API” as PAYMENT the amount resulting from multiplying by ***** annually the restated value according to the appraisal of the ASSIGNED AREA; this amount will be restated annually during the month of January of every year, in accordance with the latest National Consumer Price Index released or that which replaces it, in such case. Value-added Tax will be added to the resulting amounts.

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As reference, based on the appraisal petitioned before the INDAABIN that is contained in Report G-5437-VER, sequence number 05-11-0888, the amount that “INNOPHOS” must pay for assignment of rights is *****.

Upon signing of this agreement, the first payment shall be in proportion to the remaining period of the current month and must be made during the first fifteen days following the signing date. Subsequently, payments will be made monthly during the first twelve business days of each month, in advance, at the domicile of “API” or through a wire transfer. The value of the ASSIGNED AREA shall be calculated according to the appraisal issued by the Institute of National Assets Administration and Appraisal (Instituto de Administración y Avalúos de Bienes Nacionales -- INDAABIN). A new appraisal will be issued every five year and will consider only the value of the ASSIGNED AREA in its original conditions, without taking into account the improvements and additions made by “INNOPHOS” during the term of the agreement.
The cost of the appraisals will be covered by “INNOPHOS” and under no circumstances may it be credited to the amount of the PAYMENT obligation assumed by “INNOPHOS” pursuant to this agreement.
“API” shall issue an invoice covering the amount payable on the first business day of each month. Upon signing of this agreement, it will issue the invoice within the first five days following the signing date. The invoice will meet tax requirements in effect at the date of issue.

THIRTY. Overdue Interest. In the event “INNOPHOS” fails to comply with any obligation denominated in currency payable to “API”, the unpaid balances will incur overdue interest at a rate equal to twice the TIIE in effect; from the date on which the obligation was due until the date actually paid. Or, in such case, the prime rate published by the Central Bank or by the agency with authority shall be applicable, without detriment to a decision by “API” to rescind this agreement or initiate proceedings with the MINISTRY to revoke its registration.

The obligations denominated in currency referred to in this article include but are not limited to the PAYMENT; payments due by “INNOPHOS” owed to “API” for carrying out, demolishing, rebuilding or installing works, equipment or systems required for conservations, repair and maintenance of the ASSIGNED AREA; or for any damages to “API” or to third parties; payment of any legally warranted insurance policies or deductibles; and, in general, expenses incurred by “API” on account of “INNOPHOS” or as a result of failure to comply with its obligations.

THIRTY-ONE. Place and form of payment. All obligations of “INNOPHOS” toward “API” must be fulfilled through wire transfer or at the domicile of the latter, which is stipulated in section 2.7 of the chapter entitled STATEMENTS of this instrument, during business days and hours, in the understanding that, in the event a payment is due on a non-business day it may be paid the following day. Payments must be made in the legal tender of the country.

THIRTY-TWO. Common services and “INNOPHOS” own expenses. “INNOPHOS” must contract its own electricity, water, telephone, cleaning and security services or any other service required. Payments will be exlusively on its own account.

III.	Verification and information.

THIRTY-THREE. Verification. “INNOPHOS” agrees to facilitate to the utmost extent possible access to the persons designated and accredited by “API”, to enable them at all times to verify compliance with the obligations stemming from this agreement, the quality and operating conditions of the ASSIGNED AREA and of the ASSETS and equipment comprising it; as well as any type of information.

“INNOPHOS” agrees to adopt the measures indicated by “API” or its representatives in order to comply with the provisions of this article; and to place at the disposal of “API”, during business days and hours, all the pertinent information and documents requested. “API” will respect the confidentiality of the methodology, techniques and data provided.

THIRTY-FOUR. Information. “INNOPHOS” agrees to prepare efficiency and productivity indicators and to keep statistical records of the port operations and movements it makes, including data pertaining to length of stay and maneuvers, type of ground transport used, port of origin and port of destination, ship’s name, name of the shipping line and of the customs agency, origen and destination of the cargo; and in general, the contents of the ship manifest. The data in the aforementioned records must be transmitted to “API” in the computerized media linked to the general PORT system. The information must be submitted within the first five days of each month, through the system indicated by “API” to “INNOPHOS” for this purpose.

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THIRTY-FIVE. Authority functions. “INNOPHOS” agrees to facilitate exercise of the functions of maritime, port, customs, sanitation, immigration, and in general all authorities that must act to oversee and supervise operations within the ASSIGNED AREA.

VIII.	Penalties and guarantees.

THIRTY-SIX. Liquidated damages. In the event of default in compliance with the obligations assumed by “INNOPHOS” in this agreement, or in the event of failure to comply with them, “INNOPHOS” will pay “API”, as liquidated damages, an amount resulting from multiplying the minimum wage in Mexico City, Federal District, on the date the breach was committed, by the number of times stipulated below:

I.	For using the ASSIGNED AREA for a purpose other than that stipulated in this agreement, five hundred times for each occasion;

II.	For having presented or presenting false information or documents during the term of this agreement, without detriment to any criminal actions warranted, six hundred times;

III.
For totally or partially transferring the rights derived from this agreement, or those which lead to transfer of control over the ASSIGNED AREA, to third parties, directly, indirectly or subordinately, without prior authorization from “API”, one thousand three hundred times;

IV.	For substantially modifying or altering the nature or conditions of the ASSIGNED AREA assigned to it without the consent of “API”, six hundred times;

V.
For failing to timely deliver the maintenance or improvement report corresponding to each year of the term of this agreement; or the information that must be provided to “API” pursuant to this agreement, seven times for each day elapsed past the deadline;

VI.	For failing to carry out the conservation, repair and maintenance work on the ASSIGNED AREA, in accordance with the terms of this agreement, seven times for each day compliance is delayed;

VII.	For failing to deliver the surety bond policy referred to in article THIRTY-EIGHT; or for failing to keep it updated or in effect, three times for each day compliance is delayed;

VIII.
For failing to contract or keep in effect, for the amounts, terms and conditions set forth in this agreement, the insurance policies stipulated herein; with the exception of the insurance policies in which the primary beneficiary is an entity other than “API”, three times for each day compliance is delayed;

IX.
For carrying outs acts that impede or tend to impede the acts of operators, service providers or concessionaires that are entitled to conduct their activities in the PORT or in the ASSIGNED AREA, three times for each occasion; in the understanding that if the aforementioned acts are ongoing, the amount of the penalty will be multiplied by the number of days on which they occur;

X.
For breach of any of the obligations provided for in this agreement, its exhibits, in the OPERATING RULES or applicable legal, regulatory, statutory and administrative provisions currently in effect; regardless of whether they are national or international in scope, if they produce damages or lost profits to “API” and no specific penalty has been established, three times for each occasion; in the understanding that if the aforementioned acts are ongoing, the amount of the penalty will be multiplied by the number of days on which they occur; and

XI.	For failing to timely deliver to “API” the assets that must be transferred upon termination, rescission or revocation of this agreement, five hundred times for each day in arrears.

In the event of a first case of arrears or breach by “INNOPHOS”, it must pay “API” the penalties provided for in the preceding section; in the event of reoccurence, an additional 50% (fifty percent) increase will be added to these amounts; and in the event of a second reoccurrence, “API” shall be entitled to demand from “INNOPHOS” payment of twice these penalites.

If for any reason the minimum wage ceases to be officially fixed, the indicator replacing it will be taken into account for purposes of this agreement; or if there is no replacement, the last minimum wage calculated as such, but restated per the National Consumer Price Index published the month preceding the date on which payment should have been made; or per the indicator that replacs this index.

THIRTY-SEVEN. Procedure for payment of liquidated damages. When any of the events or acts mentioned in the preceding paragraph occur, “API” will petition “INNOPHOS”, in writing, to correct the irregularity within the compulsory term it sets; said term must not be less than seventy-two hours and will be fixed based on the seriousness of the violation and in accordance with the time frame that is reasonably essential to cure the default.

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If, once the term set pursuant to the first paragraph of this article has ended, “INNOPHOS” has ignored the petition, “API” will demand, also in writing, payment of the respective liquidated damages; payment must be made within the ten business days following notice.

“INNOPHOS” shall be entitled to petition reconsideration of the damages demanded provided that it has paid the amount and the reasons for its disagreement are warranted and proven. The decision issued by “API” in these cases will be final; and it must be issued within a period of five business days, in the understanding that if a ruling has not been handed down in that period the petition will be considered denied.

THIRTY-EIGHT. Security guarantee. In order to guarantee to “API” compliance with the obligations stipulated in this agreement, including payment of interest, liquidated damages, damages and lost profits, within the thirty days following the date on which this instrument is signed “INNOPHOS” must grant the indorsement as security or respective change in the PERFORMANCE BOND that it has contracted at present for the original concession granted by the Federal Government.

The amount of the PERFORMANCE BOND shall be in the amount of ***** and it shall be annually adjusted in accordance with the National Consuumer Price Index. That amount shall be delivered to API within the first thirty days each year, during the term hereof.

The following express representations shall be included in applicable policy:

a) That the suretyship is granted for the benefit of Administración Portuaria Integral de Coatzacoalcos, S.A. de C.V.;
b) That the suretyship has been established in accordance with the terms of this agreement and under all applicable legal, regulating, regulatory and administrative provisions currently in effect;
c) That the suretyship shall become effective on the day of issue thereof and shall remain in force until the day this agreement is terminated or rescinded;
d) That in the event the term of the agreement is extended or the amount of the consideration originating from assignment of rights is increased, the applicable term shall be automatically extended in accordance with aforementioned extension and it shall be adjusted to new contractual conditions. In the event of any extension, “INNOPHOS” shall be obliged to deliver suretyship or the applicable Addendum or endorsement pertaining to the extended term, in accordance with same terms as those set forth in original suretyship.
f) That fulfillment of each and every obligation on the part of the principal obligor is duly secured with the suretyship provided in this partial assignment of rights and duties agreement.
g) That to cancel suretyship the express consent in writing by “API” issuing an official cancellation document addressed to the surety company, which official document shall be issued during the first ten business days immediately following the day when aforementioned cancellation becomes effective.
h) That the suretyship shall be renewed each year at the expense of the principal obligor.
i) That the suretyship shall remain in effect for a six-month term following termination of the agreement and, in any case, during the time all filed acts and legal proceedings are being tried and until a final and binding ruling has been issued by the body with jurisdiction.
j) That it submits to the jurisdiction of the federal courts in the city of Coatzacoalcos, Veracruz, waiving any other jurisdiction it may be entitled to due to their present or future domicile, or for any other cause,
k) That suretyship shall remain in effect while all filed legal cases and proceedings are being tried, and until a final and binding resolution has been issued by an authority with jurisdiction.
l) That the surety company expressly agrees with provisions in sections 95 and 118 of the Federal Surety Companies Law [Ley Federal de Instituciones de Fianzas] in effect. That the surety company expressly agrees to submit to the enforcement proceedings as provided in the Federal Surety Companies Law for the suretyship be effective, even if charging any interest applies due to late payment of the amount of the required suretyship.

IX.	Term, rescission and revocation of recordal

THIRTY-NINE. Term of agreement. This agreement shall remain in effect for 20 (Twenty) years beginning on November 1, 2012, which term may be extended for up to 20 (Twenty) years, provided however that term of concession granted to “API” has not been exceeded. Likewise, this agreement shall fulfill the applicable economic, operating, technical, legal, security and protection conditions and requirements in effect and provided by the MINISTRY or "API", whether or a domestic or international nature, an also those in the CONCESSION TITLE and SECOND ADDENDUM

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which is attached hereto. In any event, “INNOPHOS” shall be up to date in all payments and debts payable thereby and for the benefit of “API”.

For any extension purposes, “INNOPHOS” shall submit the applicable request with “API” at least twelve months in advance to the date when this agreement is terminated.

The agreement may be early terminated: (I) through an agreed upon and/or express agreement between the parties; (II) at the request of “INNOPHOS” for cause and to the satisfaction of “API”.

FORTY. Breach. En the event of any breach, the damaged party may demand, without the need of any court proceeding, the rescission, recordal revocation or performance of the agreement, plus payment of any liquidated damages, and if applicable, of damages and lost profit.

In the event of the alternative provided in immediately prior paragraph, if “API” at its sole discretion, chooses to demand fulfillment, and in the event of the first breach of this agreement by “INNOPHOS”, then “INNOPHOS” shall pay the applicable liquidated damages, and if repeating that breach, “INNOPHOS” shall pay those liquidated damages adding 50% (fifty percent) over the amount of said liquidated damages. In the event of a third breach, and also that “API” chooses to rescind or revoke the agreement recordal, “API” may demand “INNOPHOS” double payment of those penalties.

FORTY-ONE. Termination of Agreement. This agreement may be terminated for the causes set forth in section 32 of the Ports Law [Ley de Puertos] and for this agreement the following is detailed:

I. Expiry of term provided in the agreement or in the amendment and extension agreements;
II. Waiver by “INNOPHOS”;
III. Revocation;
IV. Surrender;
V. Disappearance of the subject matter or purposes of Agreement; and
VI. Settlement, extinction or bankruptcy if regarding “INNOPHOS”.

FORTY-TWO. Agreement revocation. Under sections 33 and 34 of the Ports Law this agreement may be revoked for any of the following causes:

I. Failure to comply with subject matter, obligations or conditions of the AGREEEMNET and other agreements thereof in accordance with the conditions and terms provided therein;

II. Failure to exercise the rights granted in THE AGREEMENT during a term not to exceed six months;

III. Service failure, in whole or in part, without cause;

IV. Recurrence in applying higher rates than those already authorized;

V. Failure to pay indemnities for damages arising from this agreement;

VI. Perform acts preventing or tending to prevent performance by third party ASSIGNEES entitled thereto;

VII. Assign or transfer the rights granted in the AGREEMENT and in the agreements thereof,

VIII. Assign, mortgage, encumber or transfer THE AGREEMENT, the rights granted therein to a foreign government or state, or to accept a foreign government or state as partner of the company holder of those rights;

IX. Substantially amend or alter the nature or conditions of the ASSIGNMENT without consent of API;

X. Failure to pay “API” any established considerations for THREE consecutive months;

XI. Failure to grant or to maintain in effect the performance bond or the liability insurance;

XII. Breach the obligations set forth in the AGREEMENT as to environmental protection, and

XIII. Recurrence in breaching any obligations and conditions provided in the law or applicable regulations.

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FORTY-THREE. Return of property. Upon termination or rescission of this agreement or upon revocation as decided by the MINISTRY for reasons imputable to “INNOPHOS”, then “INNOPHOS” shall deliver “API”, free of cost and without any lien whatsoever, the ASSIGNED AREA, the PROPERTY involved therewith and all works and improvements performed therein and permanently added thereto showing only the regular tear and wear arising from proper use. Consequently, “INNOPHOS” shall carry out, at its expense, any repairs needed upon return, or, if failing that, shall indemnify “API” for any damages caused to ASSIGNED AREA or the PROPERTY involved therewith, arising from improper use or as a consequence of a deficient or improper maintenance.

“INNOPHOS” shall be obliged, prior to delivering the property and at its own expense, to demolish and remove all those works built thereby or by third parties which due to the status shown thereby are, in the opinion of “API” of no use any more.

For all purposes provided in prior paragraph, “API” shall be authorized to perform the demolition and removal works at the cost and expense of “INNOPHOS”.

Based on the same presumptions for termination or for recordal revocation, “INNOPHOS” shall pay for any liabilities related to the ASSIGNED AREA and/or the PROPERTY involved therewith located therein or related to its operations; and “INNOPHOS” shall be obliged, if applicable, to hold “API” or any third party substituting thereto harmless of any claim prepared filed versus “API” or any third party substituting thereto, and related to the ASSIGNED AREA operations.

Upon rescission or termination or recordal revocation of this agreement, the parties shall establish rules whereby operations and premises shall be transferred by “INNOPHOS” to “API”, or to any party replacing thereto.

X.	Miscellaneous.

FORTY-FOUR. Foreign national section. Simply by signing this agreement, all foreign partners agree not to invoke the protection of their government in regard to any act directly or indirectly arising from this agreement or any exhibits attached thereto, and if otherwise, and failing which this agreement shall be rescinded with direct liability both by “INNOPHOS” and also by those foreign nationals. “API” shall request that the recordal with the MINISTRY be revoked.

FORTY-FIVE. Labor liability. “INNOPHOS” agrees to perform the subject matter hereof with its own staff or of third parties contracted thereby. “INNOPHOS” agrees to fulfill each and all obligations arising thereupon existing for the benefit of its own workers or of the staff of contracted third parties in accordance with the terms of the Federal Labor Law [Ley Federal del Trabajo], Social Security Law [Ley del Seguro Social] and any other applicable law. “INNOPHOS” represents that its and shall remain solely responsible for the labor relationship with aforementioned workers, who shall remain subordinated thereto during the term hereof. Consequently, “API” shall not have any labor relationship or connection whatsoever with above-mentioned employees and/or workers, and therefore, “INNOPHOS” hereby releases “API” from any responsibility, of any type, specially of a labor nature, regarding each and all workers.

“INNOPHOS” agrees to fulfill at any time, any labor or social security obligation or any other kind obligation with its workers, and also “INNOPHOS” agrees to hold “API” harmless of any labor or social security or of any other type lawsuit, claim or action (civil, criminal and/or administrative) filed by any worker with any authority, against “API”, and its officers or any representative of the interests thereof. “INNOPHOS” shall immediately appear regarding the relative proceeding or lawsuit, as an interested third party, and “INNOPHOS” agrees to assume all claimed obligations, specifically those of a labor nature. Consequently, “API” shall under no circumstance be deemed as a substitute employer regarding the purpose of this agreement. Also, “INNOPHOS” shall be solely responsible for fully, efficiently and satisfactorily performing the subject matter of THE AGREEMENT. Likewise, “INNOPHOS” shall be responsible for damages and lost profit infringed upon “API” and/or third parties and arising herefrom.

All labor and social security obligations payable by “INNOPHOS” and provided in this section shall remain effective during the whole term of this agreement and any extensions hereof, if any, and shall survive termination during the time when under applicable laws, there are actions still existing which may be exercised by workers and/or employees of “·INNOPHOS” versus “API”, which actions have not extinguished yet, in accordance with this section.

FORTY-SIX. Changes and amendments. Any amendment made by “INNOPHOS” regarding the information supplied to “API” to perform this agreement shall need the prior consent of “API”.

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FORTY-SEVEN. Confidentiality. The parties agree that any and all information as provided by one party to the other shall be deemed as confidential. Therefore, that information may not be divulged to third parties without prior and express approval of the issuing party. That limitation shall no apply to information which must be supplied to competent authorities or any other information required thereby in exercising their powers.

In all events, “API” shall fulfill what is provided for such purpose in the Federal Transparency and Access to Governmental Public Information Law [Ley Federal de Trasparencia y Acceso a la Información Pública Gubernamental], and generally to the governing laws regarding confidential and privileged public information of any kind.

FORTY-EIGHT. Review of agreement. Provisions in this agreement may be reviewed or amended at any time an extension of the term or increase of the scope is requested, or at any time if agreed upon in writing by the parties.

FORTY-NINE. Notices. Any notices or service of process related to provisions in this agreement shall be deemed valid and effective if delivered at the addresses as detailed by the parties in paragraphs 2.7. and 3.5. in chapter entitled REPRESENTATIONS, provided no notice has been given by any party to the other changing that address.

FIFTY. Applicable provisions. The parties agree to submit to the MASTER PROGRAM, to the OPERATING RULES and to the CONCESSION TITLE, as applicable; to fulfill provisions in the Ports Law and applicable regulations, the Maritime Trade and Navigation Law [Ley de Navegación y Comercio Marítimos] and applicable regulations; and the Federal Antitrust Law [Ley Federal de Competencia Económica] and the statutes regarding environmental protection and ecological balance; and to observe any other legal, regulating, and administrative provisions, applicable and in effect; whether of a domestic or international nature, and also those resolutions issued by the PORT bodies and authorities in exercising their powers.

Specifically, “INNOPHOS” obliges itself, without reserving any action or right whatsoever, to fulfill each and all obligations provided in tax and foreign trade statutes regulating the activities “INNOPHOS” is authorized to carry out by the SHCP at the time of CONCESSION. En the event that CONCESSION has been authorized, and also all others arising from amendments and additions performed during the term thereof, as well as new provisions and control requirements possibly issued.

In the event the applicable and effective legal, regulating, regulatory and administrative provisions, whether of a domestic or international nature, are amended or replaced with different drafted provisions, then any mentions made herein to aforementioned applicable and effective legal, regulating, regulatory and administrative provisions, whether of a domestic or international shall be deemed as references made to the amended or replaced provisions or rules, as applicable.

FIFTY-ONE. Construction and drafting. This agreement shall be construed, drafted and performed, in accordance with the provisions in the Ports Law and the applicable regulations; the Navigation and Maritime Trade Law and applicable regulations. As for issues not provided in those rules or in this agreement, this agreement shall be construed in accordance with the manner and terms upon which the parties wished to agree, and also with what is provided in the exhibits attached hereto, and the business practices and customs, and the business and civil law, and the general principles of law shall all be considered for that purpose.

FIFTY-TWO. Regular Jurisdiction. The parties submit to the jurisdiction of the Federal Competent courts of the City of Coatzacoalcos, Veracruz to solve any disputes, to execute measures and perform resolutions implying or requiring any execution, whether temporary, or on a precautionary or final basis, and whether prior to any proceeding, intra-procedural or through coercion measures, and the parties waive to any jurisdiction they may be entitled to due to any other domicile they currently have or which they may have in the future due to their nationality or for other reasons.

FIFTY-THREE.  Agreement recordal.  ”API” obliges itself to request recordal of this Agreement with the MINISTRY, in accordance with the proceeding provided in section 51 of the Ports Law.

Any amendments to this agreement shall be recorded following the procedure and within the term provided in prior paragraph.

This agreement is signed in triplicate in Coatzacoalcos, Veracruz, on November 1, 2012.

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BY “API” ING. GILBERTO RÍOS RUIZ. DIRECTOR GENERAL	BY “INNOPHOS” M.A. IRIS MAGDALENA ALVARADO VERGARA

WITNESSES

LIC. LUZ ARIANNA TADEO REYES	LIC. MIGUEL DE JESUS MEDINA RUIZ

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